                                   FORM 8-K/A
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549-1004

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 13, 2000




                           Commission File No. l-6830

                           ORLEANS HOMEBUILDERS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     59-0874323
            --------                                     ----------
(State or other jurisdiction of                   (I.R.S. Employer I.D. No.)
 incorporation or organization)

                        One Greenwood Square, Suite #101
                                3333 Street Road
                          Bensalem, Pennsylvania 19020

                    (Address of principal executive offices)
                            Telephone: (215) 245-7500
              (Registrant's telephone number, including area code)

This Form 8-K/A amends the Registrant's Form 8-K dated October 13, 2000, which was filed on October 26, 2000, by adding the financial statements and information required by Item 7(a) and (b).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibit.
------      -----------------------------------------------------------------

           (a)      Financial Statements of Business Acquired                             Page
                                                                                          ----

                    Independent Auditors Report                                           F-3

                    Consolidated Balance Sheet as of June 30, 2000                        F-4-5

                    Consolidated Statement of Operations for the year ended
                      June 30, 2000                                                       F-6

                    Consolidated Statement of Changes in Stockholders'
                      Equity for the year ended June 30, 2000                             F-7-8

                    Consolidated Statement of Cash Flows for the year
                      ended June 30, 2000                                                 F-9-10

                    Notes to Consolidated Financial Statements                            F-11-19

           (b)      Pro Forma Financial Information

                    Unaudited Pro Forma Consolidated Statement
                      of Operations for the year ended June 30, 2000                      F-21

                    Unaudited Pro Forma Combined and Condensed Balance
                      Sheet as of June 30, 2000                                           F-22

         On October 13, 2000, Orleans Homebuilders, Inc. (Orleans) acquired all of the issued and outstanding shares of Parker & Lancaster Corporation (Parker). The purchase price consisted of (i) approximately $5 million in cash at closing;
(ii) subordinated promissory notes in the aggregate principal amount of $1 million, payable over four years; (iii) 150,000 shares of common stock of Orleans issuable in equal installments on each of the first four anniversaries of the closing of the acquisition; and (iv) 25% of the pre-tax profits of Parker in excess of $1,750,000 for each of the fiscal years ended June 30, 2001, 2002 or 2003, subject to a cumulative payout of $1,250,000. In addition to the purchase price, Orleans has agreed to the following with former Parker Shareholders, conditioned upon their continued employment with Parker: (i) up to an aggregate of 150,000 shares of common stock of Orleans, in equal installments on each of the first four anniversaries of the closing of the acquisition; and
(ii) payments at the end of the next three fiscal years of Orleans equal to 25% of Parker's pretax profits in excess of $1,750,000, not to exceed $1.25 million.

           (c)      Exhibits

                    The following Exhibit is filed as part of this report:

                    23.      Consent of L.P. Martin & Company

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ORLEANS HOMEBUILDERS, INC.


                                           By:  S/Joseph A. Santangelo
                                                -----------------------
                                                Chief Financial Officer
Dated: December 19, 2000

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                       CONSOLIDATED FINANCIAL STATEMENTS
                       ---------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------


                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                               RICHMOND, VIRGINIA

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                  1
----------------------------

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
  JUNE 30, 2000:

  Consolidated Balance Sheet                                                  2
  Consolidated Statement of Operations                                        3
  Consolidated Statement of Changes in Stockholders' Equity                   4
  Consolidated Statement of Cash Flows                                        5
  Notes to the Consolidated Financial Statements                              7

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
        MEMBERS                   CERTIFIED PUBLIC ACCOUNTANTS                   MEMBERS
   VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                  AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060          CERTIFIED PUBLIC ACCOUNTANTS

LEE P. MARTIN, JR., C.P.A.           PHONE: (804) 346-2626               ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.              FAX: (804) 346-9311             LEE P. MARTIN, C.P.A. (1945-75)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.

                          Independent Auditors' Report
                          ----------------------------


To the Directors and Stockholders
Parker & Lancaster Corporation
Richmond, Virginia


         We have audited the accompanying consolidated balance sheet of Parker & Lancaster Corporation as of June 30, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Parker & Lancaster Corporation as of June 30, 2000, and the results of its operations, changes in stockholders' equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



/s/ L.P. Martin & Company, P.C.
-------------------------------

August 28, 2000

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                  JUNE 30, 2000
                                  -------------

                                     ASSETS
                                     ------
CASH AND CASH EQUIVALENTS                                           $ 1,555,769
                                                                    -----------
MARKETABLE SECURITIES                                                   181,758
                                                                    -----------
RECEIVABLES:
  Contracts                                                             205,961
  Notes                                                                  50,586
  Escrows                                                                64,225
  Officer                                                               163,335
  Income Taxes                                                          447,242
  Other                                                                 294,913
                                                                    -----------
          TOTAL RECEIVABLES                                           1,226,262
                                                                    -----------

INVENTORIES:
  Houses in Process of Construction                                  35,507,177
  Land Under Development                                                173,056
                                                                    -----------
          TOTAL INVENTORIES                                          35,680,233
                                                                    -----------

COSTS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS                    419,964
                                                                    -----------

PROPERTY AND EQUIPMENT:
  Equipment                                                              38,273
  Autos and Trucks                                                      208,505
  Office and Model Furniture and Equipment                              980,095
  Leasehold Improvements                                                100,001
                                                                    -----------
          Total                                                       1,326,874
  Less:  Accumulated Depreciation                                      (900,812)
                                                                    -----------
          NET PROPERTY AND EQUIPMENT                                    426,062
                                                                    -----------

PREPAID EXPENSES                                                          8,856
                                                                    -----------

DEPOSITS                                                                439,349
                                                                    -----------

CASH SURRENDER VALUE                                                     35,235
                                                                    -----------

          TOTAL ASSETS                                              $39,973,488
                                                                    ===========


  The accompanying notes are an integral part of this consolidated statement.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


NOTES PAYABLE                                                       $27,671,475
                                                                    -----------

ACCOUNTS PAYABLE, TRADE                                               4,618,832
                                                                    -----------

ACCRUED EXPENSES:
----------------
  Interest                                                              240,981
  Compensation                                                          580,719
  Other                                                                 232,856
                                                                    -----------

          TOTAL ACCRUED EXPENSES                                      1,054,556
                                                                    -----------

DEPOSITS ON CONTRACTS                                                   246,419
                                                                    -----------

DEFERRED INCOME TAXES                                                   213,912
                                                                    -----------


          TOTAL LIABILITIES                                          33,805,194
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
--------------------
  Common Stock:
    Class A - $10 Par Value - Authorized 5,000 Shares                    12,650
    Class B - $1 Par Value - Authorized 5,000 Shares                         70
    Class C - $0 Par Value - Authorized 5,000 Shares                          -
  Additional Paid-in Capital                                            170,780
  Retained Earnings                                                   5,875,739
  Accumulated Other Comprehensive Income:
    Unrealized Gains on Securities                                      109,055
                                                                    -----------

          TOTAL STOCKHOLDERS' EQUITY                                  6,168,294
                                                                    -----------

          TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY               $39,973,488
                                                                    ===========
                                      F-5

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------


REVENUES - HOME SALES                                               $92,006,010
                                                                    -----------

DIRECT COSTS:
------------
  Cost of Homes Sold                                                 84,652,240
  Warranty, Supplies and Other Costs                                    919,811
                                                                    -----------

          TOTAL DIRECT COSTS                                         85,572,051
                                                                    -----------

          GROSS PROFIT                                                6,433,959

GENERAL AND ADMINISTRATIVE EXPENSES                                   4,516,033

INTEREST EXPENSE, NET OF INTEREST
  CAPITALIZED TO INVENTORIES OF  $2,578,342                             362,221
                                                                    -----------

OPERATING INCOME                                                      1,555,705
                                                                    -----------

OTHER INCOME:
------------
  Commission Income, Net of Commission Expense of $46,086                 8,710
  Interest income                                                        57,851
  Miscellaneous Income                                                  121,850
  Gain on Sale of Property and Equipment                                121,339
                                                                    -----------

          TOTAL OTHER INCOME                                            309,750
                                                                    -----------

          INCOME BEFORE INCOME TAXES                                  1,865,455

PROVISION FOR INCOME TAXES                                              740,344
                                                                    -----------

          NET INCOME                                                $ 1,125,111
                                                                    ===========

  The accompanying notes are an integral part of this consolidated statement.

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            ---------------------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

                                                                     Common Stock
                                                                     ------------
                                                       Class A                                    Class B
                                    -----------------------------------    -----------------------------------

                                          Shares            Amount              Shares            Amount
                                    ---------------    ----------------    ---------------     ---------------


BALANCE - JUNE 30, 1999                       1,265    $         12,650    $            70     $            70
                                    ---------------    ----------------    ---------------     ---------------

    COMPREHENSIVE
      INCOME:

      Net Income                                  -                   -                  -                   -

      OTHER
        COMPREHENSIVE
        INCOME:
         Unrealized Gains
          on Securities,
          Net of Tax of
          $72,703                                 -                   -                  -                   -
                                    ---------------    ----------------    ---------------     ---------------

    TOTAL
      COMPREHENSIVE
      INCOME                                      -                   -                  -                   -
                                    ---------------    ----------------    ---------------     ---------------

BALANCE - JUNE 30, 2000                       1,265    $         12,650                 70     $            70
                                    ===============    ================    ===============     ===============


  The accompanying notes are an integral part of this consolidated statement.

                 Common Stock
                 ------------                                                    Accumulated
                    Class C                   Additional                            Other
   -----------------------------------         Paid-in          Retained        Comprehensive
        Shares            Amount               Capital           Earnings          Income            Total
   ---------------    ----------------    -------------------- ------------     -------------    -------------


             1,100    $              -    $       170,780     $   4,750,628     $           -    $   4,934,128
   ---------------    ----------------    ---------------     -------------     -------------    -------------




                 -                   -                  -         1,125,111                 -        1,125,111







                 -                   -                  -                 -           109,055          109,055
   ---------------    ----------------    ---------------     -------------     -------------    -------------



                 -                   -                  -         1,125,111           109,055        1,234,166
   ---------------    ----------------    ---------------     -------------     -------------    -------------

             1,100    $              -    $       170,780     $   5,875,739     $     109,055    $   6,168,294
   ===============    ================    ===============     =============     =============    =============


                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

OPERATING ACTIVITIES:
--------------------
  Net Income                                                        $ 1,125,111
  Adjustments to reconcile net income to net cash
    used by operating activities:
      Depreciation                                                      148,666
      Loss on Sale of Property and Equipment                              3,661
      Deferred Income Taxes                                              89,461
      Changes in Operating Assets and Liabilities:
        Increase in Receivables                                        (830,633)
        Increase in Inventories                                      (3,123,857)
        Increase in Costs in Excess of Billings
          on Uncompleted Contracts                                      (72,538)
        Increase in Prepaid Expenses                                     (4,445)
        Increase in Deposits                                            (72,068)
        Decrease  in Accounts Payable                                  (983,086)
        Increase in Accrued Expenses                                    188,331
        Decrease in Deposits on Contracts                               (76,340)
        Decrease in Income Taxes Payable                               (706,531)
                                                                    -----------

NET CASH USED BY OPERATING ACTIVITIES                                (4,314,268)
                                                                    -----------

INVESTING ACTIVITIES:
--------------------
  Purchase of Property and Equipment                                   (139,879)
  Proceeds from Sale of Property and Equipment                           10,043
                                                                    -----------

          NET CASH USED BY INVESTING ACTIVITIES                        (129,836)
                                                                    -----------

FINANCING ACTIVITIES:
--------------------
  Principal Payments on Installment Loans                               (18,205)
  Proceeds from Construction Loans                                   57,223,818
  Principal Payments on Construction Loans                          (53,784,815)
  Proceeds from Working Capital and Other Loans                       1,476,750
  Principal Payments on Working Capital and Other Loans                (983,714)
                                                                    -----------

          NET CASH PROVIDED BY FINANCING  ACTIVITIES                  3,913,834
                                                                    -----------
(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------


          DECREASE IN CASH AND CASH EQUIVALENTS                     $  (530,270)

CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR                                                             2,086,039
                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $ 1,555,769
                                                                    ===========

SUPPLEMENTAL DISCLOSURE:
  Cash Paid During the Year for Interest, Net of
    Amounts Capitalized                                             $   362,221
                                                                    ===========

  Cash Paid During the Year for Income Taxes                        $ 1,817,259
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  OPERATING, INVESTING AND FINANCING
  ACTIVITIES:

      Increase in Marketable Securities and Unrealized
        Gains on Securities, Net of Deferred Income
        Taxes of $72,703                                            $   109,055
                                                                    ===========

      Sale of Property and Equipment:
        Book Value of Property                                      $   123,658
        Note Payable Assumption                                     $   127,250
        Accrued Expenses                                            $     3,592
        Gain on Sale                                                $   125,000


  The accompanying notes are an integral part of this consolidated statement.

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            -------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Nature of Business and Accounting Method - The Company is primarily a builder of residential homes in Virginia and North Carolina. Homes are built primarily on lots owned by the Company. Therefore, the deposit method of income recognition is used whereby sales of homes are recognized upon closing. The accompanying consolidated financial statements include the accounts of Parker & Lancaster Corporation and its wholly-owned operating subsidiary, P&L Realty, Inc. (the Company) after eliminating all material intercompany transactions and balances.

Inventory - Inventories of houses are stated at the lower of cost or estimated net realizable value with cost being determined as the actual cost of land, construction, all carrying and development costs and certain indirect costs incurred by the Company. Inventories of land under development are stated at the lower of cost or estimated net realizable value with cost being determined as the actual cost of land and all carrying and development costs incurred by the Company. Costs in excess of billings on uncompleted contracts represents all construction costs incurred in excess of amounts billed for all joint venture houses in process of construction at year end (see Note 6).

Depreciation - Property and equipment is stated at cost. Expenditures for renewals and betterments are capitalized and maintenance, repairs and minor renewals are expensed as incurred. Depreciation is computed by straight-line and accelerated methods with estimated useful lives ranging from 5 to 27.5 years.

Advertising Costs - Advertising costs are expensed when incurred. Advertising costs incurred were $246,120 for the year ended June 30, 2000.

Income Taxes - Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise primarily from the recognition of income and expenses related to inventory costs capitalized and interest costs. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. Deferred income taxes are determined based on the expected income tax rates for the years in which these taxes will be payable or refundable.

Statement of Cash Flows - The statement of cash flows is presented using the indirect method which reconciles net income to net cash flow from operating activities. The Company's definition of cash and cash equivalents includes items such as short term, highly liquid investments with maturities of three months or less at date of purchase.

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
--------------------------------------------------------------

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - MARKETABLE EQUITY SECURITIES
-------------------------------------

The following is a summary of investment securities classified as available for sale at June 30, 2000:

                                                           Gross
                                                         Unrealized
                                       Fair Value           Gains            Cost Basis
                                    ---------------    ----------------    ---------------
  Trigon Healthcare, Inc.             $    181,758      $     181,758      $          -

The change in unrealized holding gain on securities available for sale, net of tax, that has been included as a separate component of stockholders' equity for the year ended June 30, 2000 was $109,055.

NOTE 3 - NOTES PAYABLE
----------------------

The following comprise the Company's notes payable at June 30, 2000:

  Residential construction loans payable on demand, with
  interest at prime plus .5% to 1.0% on certain loans and
  LIBOR plus 2.50% to 3.05% on other loans. Secured by
  deeds of trust on lots and the personal guarantee of the
  majority stockholder and his wife. Total construction
  lines of credit of $78,500,000 at June 30, 2000, with
  the lines expiring beginning November 1, 2000 through
  February 1, 2001.                                                $  27,111,171


(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------


NOTE 3 - NOTES PAYABLE, CONTINUED

Installment notes payable over 36 to 60 months
  including interest at 3.90% to 8.99%.
  Secured by automobiles.                                           $    33,897

Note payable on demand without interest, unsecured.                      30,000

Working capital loan payable on demand with interest at
  prime plus 1.25%, unsecured.                                          500,000
                                                                    -----------
                                                                     27,675,068

Less finance charges included in above balances                          (3,593)
                                                                    -----------

TOTAL NOTES PAYABLE                                                 $27,671,475
                                                                    ===========

The maturities of debt as of June 30, 2000 are as follows:

          Year Ending
              June 30,                                   Amount
          ---------------                          ---------------
              2001                                 $    27,661,506
              2002                                           4,415
              2003                                           4,415
              2004                                           1,139
                                                   ---------------
                 TOTAL                             $    27,671,475
                                                   ===============

In addition to the above, the Company has two working capital lines of credit which total $1,100,000 that allow for borrowing at the rate of prime plus 1.25%. As of June 30, 2000, the Company has no borrowings under these lines of credit.

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 4 - PROFIT SHARING PLAN
----------------------------

The Company has a profit-sharing plan which covers substantially all employees who were employed by the Company for at least twelve months at the end of the fiscal year. The Company's contribution to the Plan, as determined by the Board of Directors, is discretionary and in no event will exceed the amount permitted under the Internal Revenue Code as a deductible expense.

The Plan was amended January 1, 1994 to allow for employees to make contributions to the Plan of a portion of their compensation. The Company shall contribute matching contributions to the Plan equal to fifty percent of the employee elective contributions not to exceed three percent of compensation. The Company made employee matching contributions of $69,568 for the year ended June 30, 2000.

NOTE 5 - RELATED PARTY TRANSACTIONS
-----------------------------------

The amount due from an officer at June 30, 2000 represents interest bearing advances with no specific repayment terms. Included in other receivables are non-interest bearing amounts due from employees and related parties in the amount of $282,611 as of June 30, 2000.

The Company leases office and warehouse space from a partnership of which its majority stockholder is a general partner. Annual lease payments in connection with this lease were $60,600 for the year ended June 30, 2000. The Company is also a partner in two related party real estate partnerships with its investments being included in deposits in the amount of $52,506 as of June 30, 2000.

Included in cost of homes sold are expenses incurred with related parties in the amount of $153,208 for the year ended June 30, 2000. Included in home sales for the year ended June 30, 2000 is a sale to a related party in the amount of $81,844 with a corresponding cost of home sold of $79,749.

On June 30, 2000, the Company sold certain property and equipment with a book value of $123,658 to the majority stockholder in exchange for the stockholder assuming the associated debt on the property in the amount of $127,250 plus additional consideration to be received of $125,000. The total gain recognized by the Company in connection with this transaction amounted to $125,000.


(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------


NOTE 5 - RELATED PARTY TRANSACTIONS, CONTINUED
----------------------------------------------

Subsequent to June 30, 2000, the Company transferred certain houses in process of construction and the corresponding construction financing to a related party home builder. The cost of the transferred houses approximated $1,070,000 as of June 30, 2000 and the amount of the transferred debt approximated $530,000 as of June 30, 2000. Additional consideration of approximately $540,000 was received by the Company resulting in no profit or loss being recognized by the Company in connection with this related party transaction.

NOTE 6 - JOINT VENTURES
-----------------------

The Company (PLC) has entered into several joint venture agreements with Builder Resource and Development Co., L. P. (BRD). The purpose of the agreements are to purchase land and construct and sell homes in certain areas of Virginia and North Carolina. Under certain agreements, PLC receives 65% of the net profits from the sale of homes constructed and sold under the agreements. Under certain other agreements, BRD receives a fee equal to 4% of the gross sales price of each home with PLC receiving the remaining net profits. As of June 30, 2000, construction of homes under agreements with BRD was ongoing.

For all homes built in connection with these joint venture agreements, sales of homes are recognized upon closing. Contract costs include direct materials, labor, subcontractors and allocated indirect costs related to contract performance.

The amounts reflected in the financial statements related to the joint ventures are presented below.

   Revenues - Home Sales                                            $ 6,721,006
                                                                    ===========

   Cost of Homes Sold                                               $ 6,175,549
                                                                    ===========

   Accrued Expenses - Other                                         $     2,521
                                                                    ===========
   Costs Incurred on Uncompleted Contracts                          $ 1,253,516

   Less: Applicable Billings                                           (833,552)
                                                                    -----------

   Costs in Excess of Billings on Uncompleted Contracts             $   419,964
                                                                    ===========

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 7  - CONCENTRATION OF CREDIT RISK
--------------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. As of June 30, 2000, the Company has $276,161 of cash deposits in excess of federally insured limits being held by a federally insured financial depository institution.

NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

At June 30, 2000, the Company has specific performance commitments for the purchase of lots in the approximate amount of $4,300,000. In connection with these commitments, the Company has $377,500 of outstanding letters of credit naming the respective developers as beneficiaries.

The Company leases certain office and warehouse space under operating leases that expire during 2001 and 2002. These leases require minimum monthly payments that currently range from $1,675 to $2,063. The Company also leases vehicles under operating leases that expire during 2001 through 2004. The auto leases require minimum monthly payments that range from $267 to $762. The Company also leases office equipment under operating leases that expire during 2001 through 2004. The equipment leases require minimum monthly payments that range from $72 to $727. Lease expense incurred in connection with these office, vehicle and equipment leases for the year ended June 30, 2000 amounted to $234,511.

The following is a schedule of minimum rental payments required on the previously mentioned leases as of June 30, 2000:

          Year Ending
             June 30,                        Total
        -----------------                -----------
              2001                       $  128,073
              2002                           38,999
              2003                           12,434
              2004                            3,877
                                         ----------

                  TOTAL                  $  183,383
                                         ==========

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED
-------------------------------------------------

The Company, in the ordinary course of business, is the subject of, or a party to, various threatened legal actions. Management believes that any ultimate liability arising from these actions should not have a material adverse effect on the financial position of the Company. Due to uncertainties in the settlement process, it is at least reasonably possible that management's estimate of any ultimate liability will change in the near term.

The Company has guaranteed the indebtedness of a related party home builder in connection with three construction lines of credit and a working capital line of credit of the related party in the total authorized lines of credit amount of $5,000,000 as of June 30, 2000.

NOTE 9 - INCOME TAXES
---------------------

The components of the provision for income taxes are reflected on the statement of operations included in these financial statements as follows:

    Current Provision                                               $   650,883
    Deferred  Provision                                                  89,461
                                                                    -----------

          Total Provision for Income Taxes                          $   740,344
                                                                    ===========

The differences between taxes computed at the statutory federal income tax rate and taxes computed for financial reporting purposes are as follows:

    Taxes Computed at Federal Statutory Rate                          $ 634,255
    State Income Taxes, Net of Federal Tax Benefit                       91,162
    Federal Taxes on Expenses not Deductible for Federal Tax Purposes    14,122
    Other                                                                   805
                                                                      ---------

          Actual Income Tax Provision                                 $ 740,344
                                                                      =========

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 9 - INCOME TAXES, CONTINUED
--------------------------------

The financial statements include a deferred income tax provision of $89,461 for the year ended June 30, 2000, which results from the following. A deferred tax liability of $463,334 has been recognized for the taxable temporary difference related to expensing currently for income tax purposes interest incurred to finance lot costs and post construction period interest. A deferred tax asset of $253,055 has been recognized for the deductible difference related to capitalizing for income tax purposes certain inventory related costs. A deferred tax asset of $29,869 has been recognized for the deductible difference related to not being able to currently deduct for tax purposes the accrued bonus to a stockholder of the Company. A deferred tax asset of $39,201 has been recognized for the deductible difference related to not being able to currently deduct for tax purposes accrued warranty expense. A valuation allowance on the deferred tax asset is not deemed necessary based on the anticipated realization of the benefit.

The components of the deferred tax asset and liability are reflected on the balance sheet included in these financial statements as follows:

    Liabilities:
      Deferred Income Taxes                                          $  463,334
      Deferred Income Tax Benefit                                      (322,125)
                                                                     ----------
                                                                        141,209
      Deferred Tax Liability for the Taxable Temporary
        Difference Related to Unrealized Gains on
        Marketable Equity Securities                                     72,703
                                                                     ----------

          Net Deferred Income Taxes                                  $  213,912
                                                                     ==========

NOTE 10 - CLASS C COMMON STOCK

Effective January 1, 1999, the Company authorized the issuance of a third class of common stock. The Class C common shares have no voting rights and are not entitled to the payment of dividends. The Class C common shares are also not entitled to any distribution of assets or capital including distributions upon dissolution or liquidation except in the case of a change in control as defined in the respective articles of amendment to the corporate articles of incorporation.

(Continued)

                         PARKER & LANCASTER CORPORATION
                         ------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                            YEAR ENDED JUNE 30, 2000
                            ------------------------

NOTE 11 - PENDING CHANGE IN OWNERSHIP
-------------------------------------

On June 2, 2000, the stockholders of the Company entered into a letter of intent with a third party corporation whereby the third party would acquire all outstanding equity securities of the Company. The closing on this equity security purchase has yet to occur as of August 28, 2000. No adjustments have been reflected in the accompanying financial statements in connection with the provisions associated with this letter of intent.

                        PRO FORMA FINANCIAL INFORMATION
                        -------------------------------

         The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had Parker and Orleans been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto of Parker.

         The following pro forma combined financial statements give effect to the acquisition of Parker using the purchase method of accounting. The pro forma combined financial statements are based on the respective historical audited consolidated financial statements and the notes thereto of Parker and Orleans. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The purchase price allocation is based on Orleans' preliminary estimates of fair value, which is subject to change. However, management does not expect the finalization of these estimates to have a material effect on the purchase price allocation.

         The pro forma combined balance sheets assume that the business combination occurred on June 30, 2000. The pro forma combined statements of income assume the business combination occurred as of July 1, 1999.

ORLEANS AND PARKER
COMBINED STATEMENT OF OPERATION
YEAR ENDED JUNE 30, 2000

In Thousands, Except Per Share Amounts

                                                                                  PRO FORMA              PRO FORMA
                                      ORLEANS                   PARKER            ADJUSTMENTS             COMBINED
                                      -------                   ------            -----------            ---------
Revenue                               $ 178,997               $ 92,316                                    $271,313
Costs and Expenses
Residential Properties                  147,287                 85,572            $  (4,883)(F)            227,976
Selling General & Adm                    17,742                  4,516                5,308(D)(E)           27,566
Interest                                    429                    362                  522(H)               1,313
Other                                     1,380                                          29(D)               1,409
Amortization of
  Intangible Assets                                                                     100(G)                 100
                                        -------                -------              --------                -------
                                        166,838                 90,450                1,076                258,364

Income from Operations
 Before Taxes                            12,159                  1,866               (1,076)                 12,949

Income Tax Expense                        4,620                    740                 (270)                  5,090
                                        -------                -------              --------                -------

Net Income                                7,539                  1,126                 (806)                  7,859

Preferred Dividends                         210                                                                 210
                                        -------                -------              --------                -------

Net Income Available for
 Common Shareholders                  $   7,329               $  1,126            $    (806)                $ 7,649

Basic earnings per share              $    0.65                                                             $  0.66(I)
Diluted earnings per share            $    0.49                                                             $  0.50(I)


ORLEANS AND PARKER
Unaudited Pro Forma Combined and Condensed Balance Sheet
6/30/2000 (In Thousands)

                                                                                      PRO FORMA                PROFORMA
                                            ORLEANS                  PARKER          ADJUSTMENTS               COMBINED
                                            -------                  ------          -----------               --------
Cash                                        $   2,719              $   1,736         $ (1,472)(A)(B)            $  2,983
Restricted Cash-Customer Deposits               8,737                                                              8,737
Inventory                                     127,660                 36,099              300 (F)                164,059
Property and Equipment (Net)                      439                    426             (186)(C)                    679
Intangible Assets                                                                         996 (A)(G)                 996
Other Assets                                   10,773                  1,712             (306)(C)                 12,179
                                             --------              ---------         --------                   --------

Total Assets                                $ 150,328              $  39,973         $   (668)                  $189,633
                                            =========              =========         ========                   ========

Accounts Payable                            $  18,895              $   4,619                                    $ 23,514
Accrued Expenses                               10,359                  1,055                                      11,414
Related Parties                                 4,810                                $  5,000 (A)(B)               9,810
Customer Deposits                               8,737                    246                                       8,983
Construction and Land Loans                    69,344                 27,671                                      97,015
Other Notes Payable                             2,753                                                              2,753
Deferred Taxes                                  2,159                    214                                       2,373
                                             --------              ---------         --------                   --------

Total Liabilities                             117,057                 33,805            5,000                    155,862
Redeemable Common Stock                                                                   500 (A)                    500
Shareholder Equity                             33,271                  6,168          ( 6,168)                    33,271
                                            ---------              ---------         --------                   --------

Total Liabilities and Equity                $ 150,328              $  39,973         $(   668)                  $189,633
                                            =========              =========         ========                   ========

Notes to Unaudited Pro Forma Financial Statements

Note 1.           Basis of Presentation
-------           ---------------------

                  The pro forma combined balance sheet assumes that the business combination occurred on June 30, 2000 and combines Parker and Orleans audited June 30, 2000 balance sheets. The pro forma combined statements of operation assume the business combination occurred as of July 1, 1999. On a combined basis there were no transactions between Orleans and Parker during the period presented. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed.

Note 2.           Pro Forma Adjustments
-------           ---------------------

                  (A) Adjustments to record the components of the purchase price
- $5 million in cash, $1 million subordinated promissory note, which accrues interest at Prime and is payable in four equal installments on each of the first four anniversaries of the closing, and 150,000 shares of common stock of Orleans, issuable in equal installments on each of the first four anniversaries of the closing of the acquisition. The former shareholders of Parker have the right to cause Orleans to repurchase the common stock issued five years after the closing at a price of $3.33 per share. An additional component of the purchase price is contingent. The sellers are entitled to additional purchase price of 25% of the pre-tax profits of Parker in excess of $1,750,000 for each of the fiscal years ended June 30, 2001, 2002 or 2003, subject to a cumulative payout of $1,250,000. The pro forma statement of operations for the year ended June 30, 2000 reflects the effect of the contingent payment earned as if the transaction was completed on July 1, 1999. Additional adjustments were made to reflect the estimated acquisition-related expenses of approximately $472,000, which are considered a component of the purchase price.

                  (B) To finance the acquisition, Orleans borrowed $4,000,000 from Jeffrey P. Orleans, Chairman, under its existing unsecured line of credit agreement. The unsecured line of credit agreement accrues interest at Libor plus 4% payable monthly.

                  (C)      To eliminate assets retained by the sellers.

                  (D) In addition to the purchase price, Orleans has agreed to the following with former Parker Shareholders, conditioned upon their continued employment with Parker:

                           (i) up to an aggregate of 150,000 shares of common stock of Orleans, in equal installments on each of the first four anniversaries of the closing of the acquisition. The former shareholders of Parker have the right to cause Orleans to repurchase the shares five years after closing at a price of $3.33 per share. The pro forma combined statement of operations for fiscal year ended June 30, 2000 reflects a charge to the selling, general and administrative expenses of $125,000 for this transaction; and

                           (ii) payments at the end of the next three fiscal years of Orleans equal to 25% of Parker's pre-tax profits in excess of $1,750,000, not to exceed $1.25 million. The pro forma combined statement of operations for fiscal year ended June 30, 2000 reflects a charge to other expenses of $29,000 for this transaction.

                  (E) The reclassification of selling expenses, totaling $5,183,000 to conform the accounting policies of Orleans and Parker.

                  (F) Fair value of inventory at date of acquisition exceeded its cost basis by approximately $300,000. An adjustment was made to the Pro Forma Statement of Operations assuming the inventory was sold in the initial year of combined operations.

                  (G) Orleans acquired an immediate and substantial presence in four important markets in Virginia and North Carolina, as well as the assembled work force in these locations. Approximately $1,000,000 of the purchase price was allocated to these intangibles. The intangibles were determined to have a useful life of ten years. The amortization reflected is for the period July 1, 1999 through June 30, 2000.

                  (H) Interest expense on acquisition related debt. See footnotes A and B for a description of the acquisition debt. If interest rates were to increase by 1/8 of 1%, interest expense would increase by approximately $6,000.

                  (I) The shares used in computing pro forma earnings per share are as follows:

                      Total common shares issued and outstanding     11,357,893

                      Shares to be issued in connection with the
                         acquisition of Parker                          150,000
                                                                     ----------

                      Basic EPS shares                               11,507,893

                      Effect of assumed shares under Treasury Stock
                      method for stock options                          370,204

                      Effect of assumed conversion of $3 million
                      Convertible Subordinated 7% Note                2,000,000

                      Effect of assumed conversion of $3 million
                      Series D Preferred Stock                        2,000,000
                                                                     ----------

                      Diluted EPS shares                             15,878,097
                                                                     ==========

                      Net income available for common shareholders   $7,649,000

                      Effect of assumed conversion of $3 million
                      Convertible Subordinated 7% Note                  130,200

                      Effect of assumed conversion of $3 million
                      Series D Preferred Stock                          210,000
                                                                     ----------

                      Adjusted net income for diluted shares         $7,989,200
                                                                     ==========